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(NEXT LEVEL COMMUNICATIONS LOGO)


NLC PRESS RELEASE

NEXT LEVEL COMMUNICATIONS CONVERTS $20 MILLION OF MOTOROLA DEBT TO CONVERTIBLE PREFERRED STOCK
Also Issues $13 Million Convertible Preferred Stock to Motorola under the $35 Million Financing Commitment

ROHNERT PARK, CALIF., JUNE 26, 2002-- Next Level Communications Inc. (NASDAQ:NXTV), a leader in the development of integrated multimedia broadband access systems for communications service providers, today announced that it has converted $20 million of notes payable to Motorola Inc. (NYSE:MOT) into shares of Next Level's 7.5 percent convertible preferred stock. Next Level also issued $13 million of preferred stock to Motorola in connection with a cash draw down under the $35 million financing commitment announced in March 2002.

The following table summarizes the material elements of these financing transactions:

                           Preferred Stock         Common Stock                Warrants Issued
                               Issued               Equivalents          ----------------------------
                         -----------------      --------------------     Common           Average
                         Shares     Price         Shares       Price     Shares        Exercise Price
                         -------   -------      ----------    ------     -------       --------------
$20 million debt
  conversion             168,067   $119.00      168,806,723    $1.19      200,000(1)       $2.00
$13 million cash
  draw down              109,244   $119.00       10,924,370    $1.19    6,138,403          $1.21

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(1)  Warrants to purchase 2,500,000 shares at an exercise price of $4.29 issued in connection with the original $20 million debt remain unchanged.


"In addition to having already paid down over $15 million in notes payable to a vendor this year and significantly reducing our other vendor exposures, we continue to focus on strengthening our balance sheet," said J. Michael Norris, Next Level's chairman and chief executive officer. "We are encouraged by Motorola's continuing support, as evidenced by their willingness to convert $20 million of debt into equity."

ABOUT NEXT LEVEL COMMUNICATIONS



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Next Level is a world leader in integrated broadband access platforms for delivering any combination of voice, high-speed data and multi-stream digital video services into the home or office. Next Level offers a unified multi-service, multi-band platform that lets communications service providers enter a more profitable broadband market segment by delivering a virtual communications and entertainment center over existing copper telephone lines. Next Level's highly scalable networking products, management tools and support assistance allow communications service providers to deliver a range of subscriber services, and realize significant new revenue streams. Founded in 1994 and headquartered in Rohnert Park, Calif., the company has deployed its state-of-the-art systems for more than 100 communications service providers worldwide. For additional information, visit http://www.nlc.com

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Next Level Communications and the NLC logo are trademarks or registered trademarks of Next Level Communications in the United States and other countries.

The securities sold in this private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

This release contains "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally preceded by words including, without limitation, "will," "plans," "expects," "believes," "anticipates" or "intends." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that realistically could cause results to differ materially from those projected in the forward-looking statements are set forth in "Risk Factors" in our Form 10-K for the year ended December 31, 2001.

NEXT LEVEL EDITORIAL CONTACTS:

Jonathan Bass
A&R Partners for Next Level
Tel (650) 762-2822
jbass@arpartners.com

Geoff Burke
Director, Marketing Services
Tel (707) 584-6728
gburke@nlc.com